Exhibit 99.1

lululemon announces luon production update

Vancouver, Canada – April 3, 2013 — lululemon athletica inc. [NASDAQ: LULU; TSX: LLL] today provided an update on its black luon production issues.

After an evaluation of lululemon’s previously disclosed black luon production issues, the company concluded that the current specification and testing protocols for the signature fabric luon that were developed in 2006 have not materially changed. However, production of luon is a complex process with a number of different inputs, and fabric is the key factor. While the fabric involved may have met testing standards, it was on the low end of lululemon’s tolerance scale and we have found that our testing protocols were incomplete for some of the variables in fabric characteristics. When combined with subtle style changes in pattern, the resulting end product had an unacceptable level of sheerness.

lululemon had taken steps prior to the black luon issue to bolster its internal product expertise, including the addition of senior level capabilities in quality, raw materials and production. This new team was instrumental in determining the root cause of the issue and has initiated three work streams to address what we believe are the contributing causes.

Work streams and actions include:

1.	Testing & processes: lululemon’s quality team is assessing all luon products in the production pipeline according to newly implemented rigorous testing and quality processes that includes revised specifications for modulus (stretch), weight and tolerances.

2.	Factory oversight: lululemon employees have been stationed in factories to monitor and test products and will educate internal teams and manufacturing partners on new testing standards and methodologies.

3.	Leadership and structure: lululemon is building a stronger internal structure with new leadership and cross-functional team capability that we believe will create a more robust organization to support our long-term growth strategy.

“Our stand for differentiation is the quality of our product. We have been building capacity in the product organization, and we recognize that continued investment in this segment of the business is required to support our future,” said lululemon CEO Christine Day. “We are committed to continually developing best in class fabrics, and are committed to only putting product in our stores that meets our stringent standards.”

Based on our evaluation to date there is no change to the company’s first quarter and fiscal 2013 earnings guidance that was provided on March 21st, 2013.

About lululemon athletica inc.

lululemon athletica (NASDAQ:LULU; TSX:LLL) is a yoga-inspired athletic apparel company that creates components for people to live long, healthy and fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.

Creating components for people to live long, healthy and fun lives

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the effect of shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards, the duration of any shortage of products available for sale in our stores or for delivery to guests or our ability to obtain replacement products in a timely manner, any expected loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs, and our future financial condition or results of operations. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “outlook,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, some of which are described below. You should be aware that our success depends on the value and reputation of the lululemon athletica brand. Negative publicity regarding any of our products or our the production methods of any of our suppliers or manufacturers, including the shipments of defective product discussed above, could adversely affect our reputation and sales and force us to locate alternative suppliers or manufacturing sources. Our expectation regarding the impact of these shipments of products that fail to comply with our technical specifications may not be correct and the impact on our revenue and results of operations may be much greater. Furthermore, our results of operation could be materially harmed if we experience or become aware of additional shipments of products that fail to comply with our technical specifications or that fail to conform to our quality standards, or if we experience a shortage of products available for sale in our stores or for delivery to guests unless we are able to obtain replacement products in a timely manner. We also risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if defects in the manufacture of our products are not discovered until after such products are purchased by our guests, our guests could lose confidence in the technical attributes of our products and our results of operations could suffer and our business could be harmed. If we need to replace an existing supplier or manufacturer, we may be unable to locate additional supplies of fabrics or raw materials or additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products caused by shipments of defective products could have an adverse effect on our ability to meet customer demand for our products and our results in lower net revenue and income from operations both in the short and long term. Additional risk factors are detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2012, and in our Annual Report on Form 10-K for the fiscal year ended February 3, 2013, to be filed with the Securities and Exchange Commission and which will be available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Contact:

Joseph Teklits / Jill Gaul

ICR, Inc.

203-682-8200

Media Contact:

Alecia Pulman

ICR, Inc.

203-682-8224

lululemon PR@icrinc.com

Creating components for people to live long, healthy and fun lives